LIMITED POWER OF ATTORNEY


         KNOW ALL BY THESE PRESENTS, that the undersigned hereby appoints each of Harry Roessner and Laura Porter effective as of the date of my appointment to the Board of Directors of SunCom Wireless, to be the undersigned's true and lawful attorney-in-fact, for the undersigned, and in his or her name, place and stead to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the U. S. Securities and Exchange Commission (the "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934 of any rule or regulation of the SEC;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of SunCom Wireless Holdings, Inc. (the "Company"), Form 144 and Forms 3, 4 and 5 and such other forms (including amendments thereto) as such attorney shall in his discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations under the Securities Act and the Exchange Act or any successor laws and regulations;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 144 or Forms 3, 4 or 5, or such other forms described above, and timely file such form with the Securities and Exchange Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned agrees that each attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to such attorneys-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and the attorneys-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omission of necessary facts in the information provided by the undersigned to the Company or the attorneys-in-fact for purpose of executing, acknowledging, delivering or filing Form 144 or Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and the attorneys-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action. The undersigned also acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with the Securities Act or Section 16 of the Exchange Act.

         The undersigned hereby grants to each attorney-in-fact full power of substitution or revocation. The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein. The undersigned agrees and represents to those dealing with its attorneys-in-fact herein that this Power of Attorney is for indefinite duration and may be voluntarily revoked only by written notice to such attorney-in-fact, delivered by registered mail or certified mail, return receipt requested.

         IN WITNESS WHEREOF, this Limited Power of Attorney has been executed by the undersigned officer of the corporation as of 16TH
                                                 -----
 day of MAY, 2007








                 Signature:/s/ G. EDWARD EVANS
                           ----------------------------------------------------
                           Print Name: G. EDWARD EVANS






STATE OF : OKLAHOMA
COUNTY OF: OKLAHOMA

On this, the 16TH day of MAY, 2007, before me a notary public, the undersigned officer, personally appeared G. EDWARD EVANS, known to me to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained.

In witness hereof, I hereunto set my hand and official seal.



         SUZAN J. MCMARTIN
--------------------------------------------
 Notary Public

My Commission expires: 12-12-2009

SEAL